Exhibit 21

                                  Subsidiaries
                                  ------------
                             (as of January 1, 2007)
                             -----------------------

Name                                                   State or Country
----                                                   ----------------
                                                       of Organization
                                                       ---------------

American Materials & Technologies Corporation (The)    Delaware
Avondale Ammonia Company                               Delaware
C.I.I. Luxembourg, S.a.r.l                             Grand-Duchy of Luxembourg
Carteret Development LLC                               Delaware
Coquimbo, SGPS LDA                                     Portugal
Cyquim de Colombia S.A.                                Delaware
Cytec Acrylic Fibers Inc.                              Delaware
Cytec Aerospace Far East Corp.                         Delaware
Cytec Ammonia Inc.                                     Delaware
Cytec Asia/Pacific Holding Pty Limited                 Australia
Cytec Australia Holdings Pty Limited                   Australia
Cytec Australia Limited                                Delaware
Cytec Brewster Phosphates Inc.                         Delaware
Cytec Canada Inc.                                      Ontario
Cytec Carbon Fibers LLC                                Delaware
Cytec Chile Limitada                                   Chile
Cytec Coordination Center BVBA                         Belgium
Cytec de Argentina S.A.                                Delaware
Cytec de Chile S.A.                                    Delaware
Cytec de Mexico S.A. de C.V.                           Mexico
Cytec de Puerto Rico, Inc.                             Puerto Rico
Cytec Deutschland GmbH                                 Germany
Cytec do Brasil Ltd.                                   Delaware
Cytec do Brasil Ltda.                                  Brazil
Cytec Engineered Materials GmbH                        Germany
Cytec Engineered Materials Inc.                        Delaware
Cytec Engineered Materials Limited                     England
Cytec France SAS                                       France
Cytec Global Holdings Inc.                             Delaware
Cytec Hong Kong Limited                                Hong Kong
Cytec Industries (Shanghai) Company Limited            China
Cytec Industries BV                                    Netherlands
Cytec Industries Europe C.V.                           Netherlands
Cytec Industries France S.A.R.L.                       France
Cytec Industries Italia S.r.l.                         Italy
Cytec Industries Pte. Ltd.                             Singapore
Cytec Industries UK Limited                            England
Cytec International Sales Corp.                        Barbados
Cytec Italy S.R.L.                                     Italy
Cytec Jamaica Limited                                  Jamaica
Cytec Japan Limited                                    Delaware
Cytec Korea Inc.                                       Delaware
Cytec Manufacturing B.V.                               Netherlands

Cytec Melamine Inc.                                    New Jersey
Cytec Methanol Inc.                                    Delaware
Cytec Netherlands (CRP) B.V.                           Netherlands
Cytec Norge (GP) AS                                    Norway
Cytec Norge KS                                         Norway
Cytec Olean Inc.                                       Delaware
Cytec Overseas Corp.                                   Delaware
Cytec Plastics LLC                                     Delaware
Cytec Realty Corp.                                     Delaware
Cytec Surface Specialties (Shanghai) Co., Ltd.         China
Cytec Surface Specialties Austria GmbH                 Austria
Cytec Surface Specialties Germany GmbH & Co KG         Germany
Cytec Surface Specialties Holding Germany GmbH         Germany
Cytec Surface Specialties Iberica S.L.                 Spain
Cytec Surface Specialties Nordic A/S                   Denmark
Cytec Surface Specialties SA/NV                        Belgium
Cytec Surface Specialties UK Ltd                       United Kingdom
Cytec Taiwan Corp.                                     Delaware
Cytec Technology Corp.                                 Delaware
Cytec UK Holdings Limited                              England
D Aircraft Products, Inc.                              California
Especialidades para Superficies Ltda.                  Brazil
Holland LP I LLC                                       Delaware
IMC Mining Chemicals LLC                               Delaware
JBC Insurance Company                                  Vermont
M.I.O. Schoonaarde N.V.                                Belgium
Netherlands (Cytec) GP Inc.                            Delaware
Nihon Cytec Industries Inc.                            Japan
Piney River Recovery Corp.                             Delaware
Quimicos Cyquim, C.A.                                  Venezuela
Rotterdam LP II Co.                                    Delaware
Stamford Labs Realty Holdings LLC                      Delaware
Stamford Labs Realty Holdings-A LLC                    Delaware
Stamford Labs Realty Holdings-C LLC                    Delaware
Cytec Industries (Thailand) Ltd.                       Thailand
Surface Specialties Canada Inc                         Quebec
Surface Specialties Chemicals International            China
     Trading (Shanghai) Co. Ltd.
Surface Specialties Korea Co., Ltd.                    South Korea
Surface Specialties Malaysia Sdn. Bhd.                 Malaysia
Surface Specialties Taiwan Ltd.                        Taiwan
Surface Specialties Trading Malaysia Sdn. Bhd.         Malaysia
Vianova Resins Germany Management GmbH                 Germany
Viking Resins Germany Holding GmbH                     Germany
West Main & Alvord Commercial Park Association LLC     Delaware